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                                                                  Exhibit (a)(5)
                              NOTICE OF WITHDRAWAL

                  for Units of Limited Partnership Interest in
                   VMS INVESTORS FIRST-STAGED EQUITY L.P. II
                 tendered pursuant to an Offer to Purchase from
                      Madison Liquidity Investors 100, LLC
                            dated September 8, 1998

You must complete all of the information, sign (including a signature guarantee) and return this form to Madison Liquidity Investors 100, LLC, 555 Fifth Avenue, New York, NY 10017.

           THIS FORM MUST BE POSTMARKED NO LATER THAN OCTOBER 5, 1998


Ladies and Gentlemen:

         The undersigned hereby withdraws the number of the undersigned's units of limited partnership interest ("Units") tendered to Madison Liquidity Investors 100, LLC pursuant to Madison's offer to purchase dated September 8, 1998.


PLEASE COMPLETE ALL INFORMATION AND SIGN HERE TO WITHDRAW UNITS

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Name of Limited Partner:
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Number of Units previously tendered to Madison:
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Number of Units to be withdrawn:
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Signature:
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Medallion Signature Guarantee:
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Date:
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Area Code and Telephone Number:
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Social Security/Taxpayer Identification:
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